Exhibit 99.1

FOR IMMEDIATE RELEASE





                                         Contact: Stephen Turgeon
                                                  Vice President
                                                  Corporate Communications
                                                  401-456-5015 Ext. 1652


Bank Rhode Island Completes
         Holding Company Conversion


         PROVIDENCE (September 1, 2000) -- Bank Rhode Island (NASDAQ:BARI) today announced that it has completed its conversion to a bank holding company.
         Bank Rhode Island will now operate as a wholly-owned subsidiary of the new holding company, Bancorp Rhode Island, Inc. The change will have no effect on the Bank's customers or their accounts.
         Stock in Bank Rhode Island will be exchanged, one-for-one, for stock in Bancorp Rhode Island, Inc. The stock will continue to trade on the Nasdaq Stock Market under the symbol "BARI".
         Bank Rhode Island President and CEO Merrill W. Sherman said the formation of a holding company will give the bank greater financial flexibility in the future.
         Bank Rhode Island is a full-service, FDIC-insured financial institution headquartered in Providence. The bank operates 13 branches throughout Providence and Kent Counties. As of June 30, 2000, the Bank's total assets stood at $682.4 million and total deposits were $579.4 million.